Exhibit 10.6

AMENDMENT NO. 1 TO
FORM OF CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS AMENDMENT No. 1 (the “Amendment”) is adopted effective as of May 12, 2023 by and between First Financial Northwest Bank, a Washington state chartered commercial bank formerly known as First Savings Bank Northwest (the “Bank”), and _________ (“the “Employee”).
WHEREAS, the Bank and the Employee previously entered into an Amended and Restated Change in Control Severance Agreement on December 16, 2020 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, Section 9 of the Agreement provides that the Agreement may be amended by a written agreement signed by the Bank and the Employee; and

WHEREAS, the Board of Directors of the Bank has approved this Amendment.
NOW, THEREFORE, in consideration of the foregoing, the Bank and the Employee hereby amend the Agreement as follows:
1. The definition of “Involuntary Termination” in Section 1(e) of the Agreement is hereby amended to add the following language at the end of such definition:
“Notwithstanding the foregoing, prior to any termination of employment for good reason, the Employee must first provide written notice to the Bank within ninety (90) days of the initial existence of the condition, describing the existence of such condition, and the Bank shall thereafter have the right to remedy the condition within thirty (30) days of the date the Bank received the written notice from the Employee.  If the Bank remedies the condition within such thirty (30) day cure period, then no good reason shall be deemed to exist with respect to such condition.  If the Bank does not remedy the condition within such thirty (30) day cure period, then the Employee may deliver a notice of termination for good reason at any time within sixty (60) days following the expiration of such cure period.”

2. Clause (iii) of Section 3(a) of the Agreement is hereby amended to delete the phrase “within 25 days after the later of the date of such Change in Control or the Date of Termination,”.

3. The next to last sentence of Section 3(a) of the Agreement is hereby amended to read in its entirety as follows, with the additional language after the first sentence set forth below to immediately follow such sentence:
“No insurance benefits shall be provided under clause (ii) of this Section 3(a) after the 60th day following the Date of Termination and no payment shall be made under clause (iii) of this Section 3(a) unless the Employee timely executes a release substantially in the form attached as Exhibit A hereto so that the revocation period expires before the 60th day following the Date of Termination.  If the Employee does not revoke his executed release, then the Bank shall (y) pay in the first payroll period following the expiration of the revocation period (subject to Section 3(j) below) the lump sum payment set forth in clause (iii) of this Section 3(a), and (z) continue to provide the insurance benefits under clause (ii) of this Section 3(a) for the remainder of the remaining term of this Agreement.”
4. Section 3 of the Agreement is hereby amended to add a new subsection (j) at the end of such section to read in its entirety as follows:
“(j) Year-End Straddle Rule.  Notwithstanding any other provision contained in this Agreement, if either (i) the time period for making any cash payment under Section 3(a) commences in one calendar year and ends in the succeeding calendar year or (ii) the time period that the Employee has to consider the terms of the general release required by Section 3(a) (including any revocation period under such release) commences in one calendar year and ends in the succeeding calendar year, then the payment shall not be paid until the succeeding calendar year.”

5. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.
6. All other provisions of the Agreement shall continue in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above by the Employee and by a duly authorized representative of the Bank.

FIRST FINANCIAL NORTHWEST BANK

By:
Name:
Title:

EMPLOYEE

By:
Name:

3